SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 28, 2001

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission File Number)

                                  West Virginia
                 (State or other jurisdiction of incorporation)

                                   84-1235822
                      (IRS Employer Identification Number)

                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     On December 27, 2001, Energy Corporation of America (ECA) received a Notice of Default from certain holders of its $200 million 9-1/2% Senior Subordinate Notes due 2007 (the "Notes") alleging a default under Sec.4.9 of the Indenture pursuant to which the Notes were issued. ECA believes that it has fully complied with the terms of the Indenture. ECA has filed a declaratory judgment action in the United States District Court of the Southern District of West Virginia, civil action number 3:01-1317, against the holders of the Notes who have issued the Notice of Default, asking the court to confirm the proper calculation of Net Proceeds of an Asset Sale under the Indenture. The foregoing text is qualified in its entirety by ECA's letter to the Bank of New York as Trustee dated December 4, 2001, which is attached as Exhibit 1 and incorporated herein by reference. Also attached as Exhibit 2 is a copy of the Notice of Default.

ITEM  7.   EXHIBITS.

     Ex. 1   ECA's  letter  to the Bank of New York as Trustee dated December 4,
             2001.

     Ex. 2   Notice  of  Default  dated  December  27,  2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          ENERGY  CORPORATION  OF  AMERICA



Dated:     December  28,  2001               By:  /s/ Joseph  E.  Casabona
           -------------------                    ----------------------------
                                             Joseph  E.  Casabona
                                             Executive  Vice  President


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